Exhibit 10.4
SOMAXON PHARMACEUTICALS, INC.
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
This Amendment No. 1 (this “Amendment”) is made and entered into as of September 15, 2010 (the “Effective Date”), and amends the Employment Agreement (the “Employment Agreement”) between Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Tran Nguyen, an individual (“Executive”) dated April 12, 2010. Except as otherwise set forth herein, all capitalized terms have the same meaning as set forth in the Employment Agreement.
W I T N E S S E T H:
Whereas, the Company desires to amend the Employment Agreement with Executive to extend the housing allowance for an additional six (6) months.
Now, Therefore, in consideration of the premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:
1.	The third sentence of Section 7(b) is amended and restated in its entirety as follows:
“The Company shall reimburse Executive for (1) reasonable temporary living expenses in the San Diego, California area until Executive’s permanent relocation to such area, (2) a monthly housing allowance of up to $4,250 until April 12, 2011, and (3) the transportation costs for one round-trip every four weeks for Executive between the San Francisco Bay Area and San Diego, California until Executive’s permanent relocation to the San Diego, California area.”
In Witness Whereof, the parties have executed this Amendment as of the date first above written.

COMPANY: Somaxon Pharmaceuticals, Inc.
By:	/s/ Richard W. Pascoe
	Name:	Richard W. Pascoe
	Title:	President and Chief Executive Officer

EXECUTIVE:
/s/ Tran Nguyen
Tran Nguyen